Exhibit 99.1
BLACKSKY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Achieves Record Q4 and Full Year Revenue, up 79% and 61% Respectively
Successfully Launches Six Satellites Within 20-Day Period
Company Provides Full Year 2022 Outlook
Herndon, VA – February 22, 2022 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY), a leading provider of real-time geospatial intelligence and global monitoring, today announced its results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter Financial Highlights:
•Revenue of $11.5 million, up 79% from prior year period
•Operating loss of $31.9 million (includes pre-merger stock-based compensation of $12.8M and public company transaction costs of $4.4M)
•Adjusted EBITDA (1) loss of $14.4 million
•Cash balance at the end of December 2021 was $168.1 million
•Capital expenditures of $14.4 million
Full Year 2021 Financial Highlights:
•Revenue of $34.1 million, up 61% from prior year
•Operating loss of $120.1 million (includes pre-merger stock-based compensation of $41.3M, satellite impairment costs of $18.4M, and public company transaction costs of $5.8M)
•Adjusted EBITDA (1) loss of $44.4 million
•Capital expenditures of $63.9 million
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this release.
“We’re pleased that our fourth quarter revenue improved significantly over the prior year period driven by increased customer demand for our platform,” said Brian E. O’Toole, Chief Executive Officer. “In the fourth quarter, we won multiple U.S. and international government contracts, established new commercial agreements with global 2000 companies, and expanded our global reseller network. We dramatically improved the revisit rate of our high-resolution satellite constellation after launching six additional satellites, bringing the current constellation to 12 satellites as of year-end, which we believe is more than sufficient capacity to achieve our company’s objectives for the foreseeable future. We also welcomed Amy Minnick onboard as our Chief Commercial Officer, who is leading the build out of our commercial business across a number of vertical markets. We achieved many milestones in 2021 and as we turn our focus to 2022, we believe BlackSky is well positioned to expand its customer base, capture incremental market share, and build a strong foundation for the years ahead.”

Financial Results
Revenues
Total revenue for the fourth quarter of 2021 was $11.5 million, up $5.1 million or 79% from the fourth quarter of 2020. Imagery and software analytical services revenue was $7.4 million driven by new and extended government contracts and represented approximately two-thirds of total revenues. Also contributing to the increase in total revenues was higher engineering and systems integration revenue of $4.1 million.
For the full year 2021, total revenue was $34.1 million, up $13.0 million or 61% from 2020. The year-over-year increase was primarily attributable to several new government contract awards.
Operating Expenses
Operating expenses for the fourth quarter of 2021 were $33.2 million, which included $12.1 million of non-cash stock-based compensation expense related to specific pre-merger equity awards to key employees as part of the business combination, and $4.4 million of public company transaction costs. Excluding these non-recurring items, operating expenses in the fourth quarter of 2021 were $16.7 million compared to $11.0 million in the same period in 2020. The year-over-year increase was primarily due to investments in sales, software, and engineering hires, recurring public company operating costs including director’s and officer’s insurance, and higher depreciation expense.
For the full year 2021, operating expenses were $119.5 million, which included $38.4 million of non-cash stock-based compensation expense related to specific pre-merger equity awards to key employees as part of the business combination, $18.4 million of satellite impairment charges taken in the second quarter, and $5.8 million of public company transaction costs. Excluding these non-recurring items, operating expenses in 2021 were $56.9 million compared to $38.7 million in the prior year. The year-over-year increase was primarily due to investments in sales, software, and engineering hires, recurring public company operating costs including director’s and officer’s insurance, and higher depreciation expense.
Operating Loss
Operating loss for the fourth quarter of 2021 was $31.9 million compared to an operating loss of $8.7 million in the fourth quarter of 2020. The year-over-year increase in operating loss was primarily due to higher non-recurring operating expenses, investments in sales, software, and engineering hires, recurring public company operating costs, and higher depreciation expense.
For the full year 2021, operating loss was $120.1 million compared to an operating loss of $41.4 million. The increase in operating loss over the prior year was primarily due to higher non-recurring operating expenses, investments in sales, software, and engineering hires, recurring public company operating costs, and higher depreciation expense.
Adjusted EBITDA (1)
Adjusted EBITDA loss for the fourth quarter of 2021 was $14.4 million compared to an adjusted EBITDA loss of $5.1 million in the prior year period. The year-over-year decline was primarily due to investments in sales, software, and engineering hires, and public company costs. On a sequential basis, adjusted EBITDA improved from the $16.3 million loss in the third quarter of 2021.

For the full year 2021, adjusted EBITDA loss was $44.4 million compared to a loss of $29.2 million in 2020 primarily due to the Company’s investments made in sales, software, and engineering hires, as well as elevated compliance expenses associated with operating as a publicly traded company.
Balance Sheet & Capital Expenditures
As of December 31, 2021, cash and cash equivalents totaled $168.1 million. Capital expenditures for the fourth quarter of 2021 were $14.4 million and for the full year 2021 totaled $63.9 million.
2021 Business Highlights
Throughout 2021, BlackSky achieved many significant milestones including:
•Successfully closed the business combination transaction becoming a new public company listed on the New York Stock Exchange
•Doubled the number of high-resolution imaging satellites in orbit, improving the imaging performance to an optimal peak rate of 15 revisits per day, while placing the new satellites into customer-ready production within 48 hours of launch
•Awarded both multi-year contract agreements and extensions including:
◦National Geospatial-Intelligence Agency (NGA) – to provide artificial intelligence enabled economic monitoring
◦National Reconnaissance Office (NRO) – to provide high-revisit imagery through an expanded existing agreement
◦Intelligence Advanced Research Projects Activity (IARPA) – to support the monitoring of global large-scale construction projects
◦National Aeronautics and Space Administration (NASA) – to provide satellite imagery in support of the agency’s Earth observation research
◦Ministry of Defense (MOD) – to provide value added imagery products and services to several large international MODs
•Added significant capabilities to our SaaS platform, enhanced our customer-facing analytics, and improved AI-driven insights
•Established new commercial agreements with global 2000 companies
•Signed a partnership agreement with Palantir Technologies Inc. to make available BlackSky’s satellite imagery and analytics through integration with Palantir’s enterprise platform
•Strengthened BlackSky’s leadership team by adding four new strategic members to its Board of Directors and five seasoned executives to its management
•Increased global reseller network expanding the Company’s footprint to the U.K, Australia, Mexico, Central America, and Southeast Asia to name a few locations
2022 Outlook
Customer demand for BlackSky’s geospatial intelligence and analytic platform continues to increase in both government and commercial markets. With increased customer demand anticipated throughout the year, the Company expects full year 2022 revenue to be between $58 million and $62 million, a 76% increase over 2021 at the mid-point of this range. In addition, the Company anticipates launching an additional four satellites in the first half of 2022, two of which will replace the first satellites launched years ago as these assets reach the end of their design life, bringing the total to 14 operating satellites. The

Company expects capital expenditures for the full year 2022 to be between $52 million and $56 million, a decrease compared to 2021 spend as the Company believes the capacity from the 14-satellite constellation will be more than sufficient to support increased customer demand. With prudent cost management and lower capital expenditures, the Company believes its cash position will remain strong with sufficient liquidity for the foreseeable future.
Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss BlackSky’s business, and answer questions. To access the call, participants should dial 1-877-407-0789 (domestic) or 1-201-689-8562 (international) at least ten minutes prior to the start of the call. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please click here or visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” to access the link to the webcast. To listen to a replay of the conference call, please dial 1-844-512-2921 or 1-412-317-6671 using access code 13726961. The audio replay will be available from approximately 11:30 AM ET on February 22, 2022, through March 8, 2022.
About BlackSky Technology Inc.
BlackSky is a leading provider of real-time geospatial intelligence. Leveraging its own satellite constellation and harnessing the world’s emerging sensor networks, the Company monitors activities and locations worldwide, identifying the critical changes that matter most to its customers. BlackSky’s on-demand constellation of proprietary satellites, coupled with partner sensors, are capable of imaging targeted locations on Earth multiple times a day in a variety of conditions. The data collected from BlackSky’s satellites and other sources populates BlackSky’s proprietary data lake and fuels its Spectra AI platform. Cutting-edge computer techniques, including machine learning and artificial intelligence, allow BlackSky’s customers to derive unique and commercially valuable insights, providing them with a first-to-know advantage. BlackSky’s suite of real-time geospatial intelligence products can be integrated into a customer’s system or made available through BlackSky’s Spectra platform using a laptop and internet connection. The Company’s variety of pricing and utilization options enables customers to customize their first-to-know experience. For more information, visit www.blacksky.com.
Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, realized loss on conversion of bridge notes, stock-based compensation expense, unrealized (gain)/loss on certain warrants/shares classified as derivatives, satellite impairment loss, (gain)/loss on debt extinguishment, (gain)/loss from discontinued operations, loss/(gain) on equity method investment, transaction related legal settlements, transaction costs associated with derivative liabilities, Spaceflight, Inc. employee retention bonuses, and Spaceflight, Inc. related shared services. Spaceflight, Inc. was a division of BlackSky divested in June 2020, and certain transition-related expenses and income was incurred during 2021 in connection with the transition of this divestiture.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of such financial performance measures.
Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or BlackSky’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this earnings release include, but are not limited to, statements regarding BlackSky’s: future financial and operating performance, including our outlook, guidance, and revenue projections, all of which are dependent on a variety of factors including long sales cycles; ability to anticipate customer demand and grow our business; anticipated launch schedules, which are subject to many uncertainties; capital expenditure estimates and forecasting, including our ability to prudently manage expenses and capital expenditures; liquidity needs; and the appropriate constellation size that will support estimated customer demand. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that we: cannot adequately predict financial performance or customer demand; are unable to launch our satellites on the time frames currently anticipated; have a constellation size that is unable to keep up with customer demand; cannot manage costs and capital expenses as anticipated; and cannot accurately predict our sales cycle or pipeline for revenue growth and capture. The forward-looking statements contained in this earnings release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our amended S-1 registration statement filed on December 8, 2021, and our Annual Report on Form 10-K that will be filed after this earnings release. The forward-looking statements in this earnings release are based on information available to BlackSky as of the date hereof, and BlackSky disclaims any obligation to update any forward-looking statements, except as required by law.
Investor Contact
Aly Bonilla
abonilla@blacksky.com
561-777-3211
Media Contact
Pauly Cabellon
pcabellon@blacksky.com
202-997-1443

BlackSky Technology Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands and unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income (loss) (2)	$5,603	$(10,390)	$(245,435)	$(19,535)
Loss on issuance of Bridge Notes, including debt issuance costs expensed for debt carried at fair value	—	—	147,387	—
Stock-based compensation expense	13,306	290	42,571	1,982
(Gain)/loss on derivatives	(35,047)	140	(23,885)	558
Satellite impairment loss	—	—	18,407	—
Depreciation and amortization	4,502	3,355	14,306	9,803
Interest expense	1,502	1,158	5,165	5,201
(Gain) on debt extinguishment	(4,134)	—	(4,059)	(284)
Loss/(gain) from discontinued operations, before income tax	—	264	1,022	(28,185)
Loss/(gain) on equity method investment	186	75	(607)	953
Transaction related legal settlements	(301	—	399	—
Transaction costs associated with derivative liabilities	—	—	291	—
Spaceflight, Inc. employee retention bonuses (3)	—	—	—	983
Spaceflight, Inc. related shared services (3)	—	—	—	(678)
Adjusted EBITDA	$(14,383)	$(5,108)	$(44,438)	$(29,202)
(2)This represents our current estimate of net income (loss) for the period ended December 31, 2021, which is subject to the completion of our financial closing procedures and adjustments that may result from the completion of the audit of our consolidated financial statements. As a result, this net income estimate may differ from the actual net income reported in our consolidated financial statements when they are completed and publicly disclosed in our Annual Report on Form 10-K.
(3)Spaceflight, Inc. was a division of BlackSky divested in June 2020, and certain transition-related expenses and income was incurred during 2021 in connection with the transition of this divestiture.